EXHIBIT 99.2

A Squared Entertainment, LLC

Financial Statements (unaudited)

For the Nine Months Ending September 30, 2013 and 2012

A Squared Entertainment, LLC

Index to the Financial Statements

September 30, 2013 and 2012

Page
Financial Statements

Balance Sheets (unaudited)	1

Statements of Operations and Changes in Members’ Equity (unaudited)	2

Notes to the Financial Statements (unaudited)	3

A Squared Entertainment, LLC.

Balance Sheets

As of September 30, 2013 and December 31, 2012 (unaudited)

ASSETS	9/30/2013	12/31/2012
Current Assets:
Cash	$1,999	$21,302
Accounts Receivable, net	61,949	111,702
Prepaid and Other Assets	12,750	31,622
Total Current Assets	76,698	164,626

Property and Equipment, net	78,932	111,783
Capitalized Product Development in Process	413,360	340,512
Total Assets	$568,990	$616,921

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$194,010	$412,838
Accrued Expenses	480,336	27,836
Due to Related Parties	1,569,320	169,240
Total Current Liabilities	2,243,666	609,914

Total Liabilities	2,243,666	609,914

Stockholders’ Equity (Deficit)
Members equity (Deficit) - A Squared Holdings, LLC	(1,674,676)	7,007
Total A Squared Entertainment, LLC Member's Equity (Deficit)	(1,674,676)	7,007
Total Equity	(1,674,676)	7,007

Total Liabilities & Stockholders’ Equity (Deficit)	$568,990	$616,921

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A Squared Entertainment, LLC.

Statements of Operations and Changes in Member's Equity

Nine Months Ended September 30, 2013 and 2012

	Nine Months
	Ended September 30,
	2013	2012
SALES AND REVENUE
Distribution, TV and home entertainment income	$57,607	$–
Licensing income (net of licensing costs of $87,700
and $200,255, respectively)	94,554	657,593
Total sales and revenue	152,161	657,593

COST OF PRODUCTION	721,933	1,113,344
Gross margin	(569,772)	(455,751)

GENERAL, SALES AND OPERATING EXPENSES
Guaranteed payments	–	675,173
Professional fees	494,229	403,946
Operating expenses	310,716	270,021
Selling and marketing	24,589	381,840
Salaries and wages	137,255	116,369
Rents	110,015	66,105
Depreciation	35,011	3,502
Taxes and licenses	7,595	4,350
Total general, sales and operating expenses	1,119,410	1,921,306
Net loss from operations	(1,689,182)	(2,377,057)

OTHER INCOME (EXPENSES)
Gain on extinguishment of debt	–	–
Interest income	–	–
Other income	7,572	7,572
Abandon project	–	–
Interest expense	(72)	(23,037)
Total other income (expenses)	7,500	(15,465)
Net Income	(1,681,682)	(2,392,522)
Less: Net loss attributable to the non-controlling interest	–	–
Net income (loss) attributable to A Squared Holdings, LLC	$(1,681,682)	$(2,392,522)

MEMBERS' EQUITY (DEFICIT)
Beginning balance	(1,457,997)	(2,711,935)
Capital contribution from non-controlling interest	–	–
Member investment	–	–
Net income (loss)	(1,681,682)	(2,392,522)
Members' equity (deficit), ending balance	$(3,139,679)	$(5,104,457)

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A Squared Entertainment, LLC

Notes to the Financial Statements

For Nine Months Ending September 30, 2013 and 2012

NOTE 1 - COMPANY BACKGROUND AND NATURE OF BUSINESS

Company Background:  A Squared Entertainment, LLC (the “Company”) is a limited liability company formed under the laws of the State of Delaware on September 30, 2011 as a Joint Venture Agreement between A Squared Holdings, LLC. (‘A2H), a limited liability company formed under the laws of the State of California, and Tata Elxsi Limited, a public limited company organized under the laws of the Republic of India (“TEL”). Under the Joint Venture Agreement and Operating Agreement, TEL received a 50.01% interest in the Company in exchange for $1 Million equity investment and certain financial and other obligations. The Company received a 49.99% interest in the Company in exchange for the contribution of all rights, titles and interests to the intellectual property of A2H at that time.

On June 22, 2012, TEL served notice that it elected to cease providing working capital funding to the Company. The notice established a Forfeiture Date of June 23, 2012. Upon such forfeiture, A2H became the sole member of the Company. On August 9, 2012, A2H changed the name of the Company to A Squared Entertainment, LLC.

Nature of Business: The Company creates, produces and distributes children’s animation in the US and worldwide. The company earns income through TV distribution, home entertainment, full-length features and licensing for the production of children’s products associated with its projects.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting: The Company's policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalent: For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. As of September 30, 2013 and 2012 the Company had no cash equivalents.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition: The Company recognizes revenue in accordance with FASB Accounting Standards Codification (“ASC”) Topic 926-605, Entertainment-Films - Revenue Recognition. Accordingly, the Company recognizes revenue when (i) persuasive evidence of a sale with customer exists, (ii) the film is complete and has been delivered or is available for delivery, (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale, (iv) the arrangement fee is fixed or determinable, and (v) collection of the arrangement fee is reasonably assured.

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A Squared Entertainment, LLC

Notes to the Financial Statements

For Nine Months Ending September 30, 2013 and 2012

For its distribution, TV, and home entertainment income the Company generally enters in to flat fee arrangements to deliver multiple films or episodes. The Company allocates revenue to each film or episode based on their relative fair market values and recognizes revenue as each film or episode is complete and available for delivery.

For its licensing income the Company recognizes revenue as an agent in accordance with ASC 605-45, Revenue Recognition – Principal Agent. Accordingly, the Company’s revenue is its gross billings to its customers less the amounts it pays to suppliers for their products and services. The Company’s licensing revenues for the nine months ended September 30, 2013 and 2012 was $94,554 and $657,593, which represents gross billings of $182,254 and $857,848, less supplier costs of $87,700 and $200,255, respectively.

Capitalized Production Costs: The Company capitalizes production costs for episodic series produced in accordance with ASC 926-20, Entertainment-Films – Other Assets – Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue based on the initial market revenue evidenced by a firm commitment over the period of commitment. The Company expenses all capitalized costs that exceed the initial market firm commitment revenue in the period of delivery of the episodes.

The Company capitalizes production costs for films produced in accordance with ASC 926-20, Entertainment-Films – Other Assets – Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue quarterly as a cost of production based on the relative fair value of the film(s) delivered and recognized as revenue. The Company evaluates their capitalized production costs annually and limits recorded amounts by their ability to recover such costs through expected future sales.

Property and Equipment: Property and equipment is recorded at cost. Deprecation is computed using the straight-line method over the estimated useful lives of the assets ranging from three and one-half years to seven years. Expenditures for maintenance and repairs, which do not extend the useful lives of the related assets, are expensed as incurred. Total depreciation expense for the nine months ended September 30, 2013 and 2012 was $35,011 and $3,502, respectively.

Income Taxes: As a limited liability company, the Company's taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In the event of an examination of the Company's tax return, the tax liability of the members could be changed if the taxing authorities ultimately sustain an adjustment in the Company’s income.

The State of California assess Limited Liability Companies a minimum tax of $800 per year on total income plus an escalating fee based on total income levels. The California tax is not based on profits or net income but is assessed each year based on total income fairly apportioned to California.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company did not have any interest or penalties assessed by income taxing authorities for the nine months ended September 30, 2013 and 2012. Management evaluates the Company’s income tax circumstances and filings under the most current relevant accounting rules and believes the Company has incurred no liability for uncertain beneficial tax positions (or any related penalties and interest) for periods open to normal jurisdictional examination (currently 2009-2012).

Net income for financial statement purposes may differ significantly from taxable income reportable to members as a result of differences between the tax basis and financial reporting basis of assets and liabilities.

Fair Value of Financial Instruments: The Company's financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying values of these financial instruments approximate their fair value due to their short-term nature.

Impairment of Long-Lived Assets: Management reviews net carrying value of all property and equipment and other long-lived assets on a periodic basis or whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is recognized when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows. In this circumstance, the Company would recognize an impairment loss equal to the difference between the carrying value and the fair value of the asset.

Concentration of credit risk: Financial instrument that potentially subject the Company to credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with federally insured commercial banks. At times throughout the year, the Company maintains certain bank accounts in excess of FDIC insured limits.

The Company’s accounts receivables are primarily from larger customers. The Company makes judgments as to its ability to collect outstanding accounts receivable and provides an allowance if collection becomes doubtful. Accounts that are judged to be uncollectable are written off. As of September 30, 2013 and 2012 the Company has recorded no allowance for doubtful accounts.

Recent Accounting Pronouncements: The Company reviews all of the Financial Accounting Standard Board’s updates periodically to ensure the Company’s compliance of its accounting policies and disclosure requirements to the Codification Topics. The Company has determined there were no new accounting pronouncements issued during the year ended September 30, 2013 and 2012 that the Company believes are applicable or would have a material impact on the consolidated financial statements of the Company.

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A Squared Entertainment, LLC

Notes to the Financial Statements

For Nine Months Ending September 30, 2013 and 2012

NOTE 3 - LIQUIDITY

Historically, the Company has incurred net losses. The Company had an accumulated deficit and a total members’ deficit of $1,674,676 at September 30, 2013 and a total member’s equity of $7,007 at December 31, 2012. At September 30, 2013, the Company had current assets of $76,698, including cash of $1,999, and current liabilities of $2,243,666, resulting in a working capital deficit of $2,166,968. At December 31, 2012, the Company had current assets of $164,626 including cash of $21,302, and current liabilities of $609,914, resulting in a working capital deficit of $445,288. For the nine months ended September 30, 2013 and 2012, the Company reported net loss of $1,681,682 and $2,392,522, respectively.

Management believes that the future revenue potential from episodes produced by the Company during the last several years, whose entire costs of production have been recorded as expense in accordance with ASC 926-20, increased revenue from licensing and foreign TV, along with cash provided by operations, together with funds available from short-term related party advances, will be sufficient to fund planned operations for the next twelve months. However, there can be no assurance that operations and operating cash flows will continue at the current levels or improve in the near future. If the company is unable to obtain profitable operations and positive operating cash flows sufficient to meet scheduled debt obligations, it may need to seek additional funding or be forced to scale back its development plans or to significantly reduce or terminate operations.

NOTE 4 - LOAN PAYABLE

In conjunction with the Joint Venture entered into on September 30, 2011 (see NOTE 1), TEL was obligated to provide $3 million of working capital in the first year of operation. To fulfill that obligation, TEL arranged for a $3 million unsecured and uncommitted line of credit with the Citibank Corporate bank, payable on demand, with the Company as borrower and TEL as guarantor. The line of credit provided for advances of $100,000 per month and each advance was considered a separate loan with a separately computed interest rate at the Eurodollar rate. The interest due on each advance was computed monthly and the company made one interest payment to the bank, which covered the total of all interest, due on each advance. During 2012 and 2011 the Company drew down $1.6 million and $1.4 million, respectively, on the line of credit. In conjunction with TEL’s forfeiture of their membership interest in A Squared (see NOTE 1) TEL paid off the $3 million line of credit in their role as guarantor and the Company recorded a gain on extinguishment of debt for the $3 million in the 2012 Statement of Operations. The balance of the line of credit due to Citibank at each of September 30, 2013 and 2012 was $0.

NOTE 5 - RELATED PARTY TRANSACTIONS

From time to time the company has required short-term related party advances to fund its operations and provide working capital. The company has made partial repayments to the related parties when cash has become available. The balance due to related parties on September 30, 2013 and December 31, 2012 was $1,569,320 and $169,240, respectively.

The balance at September 30, 2013 includes $925,000 recorded as a liability to a previous member. The Company disputes this liability with the previous member and believes it has sufficient basis for such dispute and that the amount is not collectible.

NOTE 6 - MEMBERS’ EQUITY (DEFICIT)

The Company was formed as a Joint Venture Agreement between A Squared Holdings, LLC. (‘A2H), a limited liability company formed under the laws of the State of California, and Tata Elxsi Limited, a public limited company organized under the laws of the Republic of India (“TEL”). Under the Joint Venture Agreement and Operating Agreement, TEL received a 50.01% interest in the Company in exchange for $1 Million equity investment and certain financial and other obligations and A Squared Holdings, LLC. received a 49.99% interest in the Company in exchange for the contribution of all rights, titles and interests to the intellectual property of A2H at that time.

On June 22, 2012, TEL served notice that it elected to cease providing working capital funding to the Company. The notice established a Forfeiture Date of June 23, 2012. Upon such forfeiture, A2H became the sole member of the Company.

NOTE 7 - OTHER INCOME

The Company had an agreement with AOL pursuant to which AOL paid for the production of up to four 26-episode series of 3 minute programs in which AOL had the exclusive on-line exhibition rights. The Company produced Gisele and the Green Team, Secret Millionaries Club, and Martha & Friends webisodes pursuant to this agreement. As of December 31, 2011 AOL had paid a deposit of $375,000 for additional episodes, however, in July 2012, the parties mutually decided to terminate their agreement. As a result of the termination agreement, the Company retained all monies previously paid by AOL, all rights in the programming, and AOL waived its right to recoupment. Accordingly, the Company recorded $375,000 in Other Income for the year ended December 31, 2012.

During August of 2011 the Company entered into a Termination and Settlement Agreement with Fitness Publications, Inc. to end a license agreement for exclusive rights to develop, produce, and exploit productions, programs, and other properties using the trademark “The Governator.” In conjunction with this Termination and Settlement Agreement, the Company received a termination fee of $400,000 which was recognized in Other Income for the year ended December 31, 2011.

The Company has entered into an agreement with XingXing Digital Corporation, an animation company based in China pursuant to which, in exchange for the investment of 100% of the costs of animation, XingXing has distribution rights for Secret Millionaires Club, Martha Steward and Friends and Gisele & the Green Team within the territory of the People’s Republic of China. The Company will receive 50% of revenue derived from the exploitation of these rights after recoupment of certain costs incurred by XingXing. (See NOTE 8).

The Company entered into a Master License Agreement dated as of April 30, 2013 with Pascualina Productions, S.A. of Chile, for the exploitation in all media and licensing categories of certain copyrights and trademarks owned by such company in the property known as Pascualina. Pursuant to such Agreement, the Company is the exclusive agent for the property worldwide excluding Chile and certain other Latin America countries where the owner has existing licenses. The agreement calls for the Company to share Net Revenues from the exploitation of the property on a 51% ASE-49% Owner basis. The Company paid the Owners an advance of $100,000 which is recoupable from the Owners share of Net Revenues.

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A Squared Entertainment, LLC

Notes to the Financial Statements

For Nine Months Ending September 30, 2013 and 2012

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company is involved, from time to time, in various legal proceedings arising in the normal course of business. While the ultimate results of these proceedings cannot be predicted with certainty, management believes that such proceedings will not have a material effect on the Company’s financial position.

In the normal course of the its business, the Company enters into agreements which call for the payment of royalties or “profit” participations for the use of third party intellectual property. For properties such as Gisele & The Green Team, Martha & Friends and Stan Lee and the Mighty 7, the company is obligated to share net profits with the underlying rights holders on a certain basis, defined in the respective agreements.

In addition, the Company has also entered into an agreement with XingXing Digital Corporation, an animation company based in China pursuant to which in exchange for the investment of 100% of the costs of the animation, XingXing is entitled to receive a specified percentage of the net proceeds received by the Company from the exploitation of those series on which XingXing has provided animation services. The series covered by this arrangement are Secret Millionaires Club and Gisele & the Green Team. (See NOTE 7). The Company has also entered into a similar arrangement with another production vendor, BangZoom Entertainment, which calls for a payment of $120,000 from the net profits received by the Company from the exploitation of the series Secret Millionaires Club. The payment is in respect of the deferral of certain costs and fees for audio/video post-production work performed by such vendor in connection with that series.

The Company leases approximately 2,807 square feet of office space at 9401 Wilshire Boulevard, Beverly Hills, California pursuant to a standard office lease dated February 3, 2012. The lease has a term of 3 years, from May 1, 2012 through April 30, 2015. The monthly rent is $10,807 which is to be adjusted upward 3% each year on the anniversary of the lease. Total rent expense for the nine months ended September 30, 2013 and 2012 was $110,015 and $66,105, respectively.

The following is a schedule of future minimum lease payments required by the non-cancelable operating lease agreement:

Year	Amount
2013	$22,162
2014	136,245
2015	45,860
$204,267

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A Squared Entertainment, LLC

Notes to the Financial Statements

For Nine Months Ending September 30, 2013 and 2012

NOTE 9 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events pursuant to ASC 855 and has determined there are the following additional events to disclose as of January 29, 2014, the date these financial statements were issued.

On November 15, 2013, the Company entered into an Agreement and Plan of Reorganization (“Merger”) with Genius Brands International, Inc. (“GNUS”), whereby the Company became a wholly owned subsidiary of GNUS and GNUS acquired 100% of the memberships of the Company from A Squared Holdings, LLC. in exchange for shares of common stock of GNUS. The terms of the agreement can be found on the Form 8-K filed with the SEC by GNUS on November 15, 2013.

On November 15, 2013, as a part of the Merger transaction, Andy Heyward agreed to reduce the amount owed to him included in Due to Related Parties to a total of $516,966.

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